Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

NORTHWEST PIPE COMPANY

(Adopted December 14, 2023)

ARTICLE I

OFFICES

1.1. Principal Office. The principal office of the corporation shall be located at the place designated by the Board of Directors from time to time. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

1.2. Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

2.1. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors. The failure to hold an annual meeting in accordance with these Restated Bylaws shall not affect the validity of any corporate action.

2.2. Special Meetings.

(a) Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting; provided, however, that a special meeting requested by one or more shareholders pursuant to this Section 2.2 (a “Shareholder Requested Special Meeting”) shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) only if the shareholder(s) requesting such meeting comply with this Section 2.2 and applicable law. Special meetings may not be called by any other person. The President and the Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously called by any of them.

(b) No business may be transacted at a special meeting of shareholders other than business that is either (x) Proposed Business (as defined below) stated in a valid Special Meeting Request (as defined below), (y) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (z) otherwise properly brought before a special meeting by or at the direction of the Board of Directors or the chairperson of the meeting. For purposes hereof, a “Meeting Requesting Person” shall mean (A) the shareholder of record making the request to fix a Requested Record Date (as defined below) for the purpose of determining the shareholders entitled to request that the President call a special meeting, (B) the beneficial owner or beneficial owners, if different from such shareholder of record, on whose behalf such request is made and (C) any affiliates of such shareholder of record or beneficial owner(s). No shareholder may request that the President call a special meeting of shareholders pursuant to this Section 2.2 unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining shareholders entitled to request that the President call such special meeting, which request shall be in proper form and delivered to the President at the principal executive office of the corporation. To be in proper form, such request shall: (i) bear the signature and the date of signature by the shareholder of record submitting such request and set forth the name and address of such shareholder as they appear in the corporation’s books; (ii) include a reasonably brief description of the purpose or purposes of the special meeting, the business proposed to be conducted at the special meeting (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting; and (iii) as to each item of Proposed Business, each Meeting Requesting Person, include the information required to be set forth in a notice under Section 2.12, as if the Proposed Business were to be considered at an annual meeting of shareholders.

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(c) Within ten (10) business days after the President receives a request to fix a Requested Record Date in proper form and otherwise in compliance with this Section 2.2 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to request that the President call a special meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors.

(d) Without qualification, a Shareholder Requested Special Meeting shall not be called unless one or more shareholders owning as of the Requested Record Date not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting (the “Requisite Percentage”) timely provide one or more requests to call such special meeting in writing and in proper form to the President at the principal executive office of the corporation. To be timely for purposes of this Section 2.2, a shareholder’s request to call a special meeting must be delivered to the President at the principal executive office of the corporation not later than the sixtieth (60th) day following the Requested Record Date. To be in proper form for purposes of this Section 2.2, a shareholder’s request to call a special meeting shall include the signature and the date of signature by the shareholder submitting such request and set forth (i) if such shareholder is a shareholder of record, the name and address of such shareholder as they appear in the corporation’s books, and if such shareholder is not a shareholder of record, the name and address of such shareholder, (ii) a brief description of the Proposed Business, (iii) the text of the proposal with respect to the Proposed Business (including the complete text of any resolutions proposed for consideration and, in the event that such Proposed Business includes a proposal to amend these Restated Bylaws, the text of the proposed amendment) and (iv) the reasons for conducting the Proposed Business at the special meeting. For purposes hereof, a “Special Meeting Request” refers to a request to call a special meeting that is delivered to the President by a shareholder as of the Requested Record Date and is timely and in proper form under this Section 2.2.

(e) The President shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.2, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.

(f) A shareholder may revoke a Special Meeting Request by written revocation delivered to the President at any time prior to the Shareholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the President and the result is that (after giving effect to all revocations) shareholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the President: (i) if the notice of meeting has not already been furnished to shareholders, the President shall refrain from mailing the notice of the Shareholder Requested Special Meeting or (ii) if the notice of meeting has already been furnished to shareholders, the President shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable (but in any event on or prior to the sixtieth (60th) day after the Requested Record Date), the President has received Special Meeting Requests from shareholders holding the Requisite Percentage, then, at the option of the Board of Directors, either (A) the original record date and meeting date, time and place (or means of remote communication) for the Shareholder Requested Special Meeting set in accordance with Section 2.2(g) below shall apply with respect to the Shareholder Requested Special Meeting or (B) the Board may disregard the original record date and meeting date, time and place (or means of remote communication) for the Shareholder Requested Special Meeting from those originally set in accordance with Section 2.2(g) below and, within ten (10) days following the date on which the President has received the Special Meeting Requests from shareholders holding the Requisite Percentage, set a new record date and meeting date, time and place (or means of remote communication) for the Shareholder Requested Special Meeting.

(g) Subject to Section 2.2(f) above, within ten (10) days following the date on which the President has received Special Meeting Requests in accordance with this Section 2.2 from shareholders holding the Requisite Percentage, the Board of Directors shall fix the record date and meeting date, time and place (or means of remote communication) for the Shareholder Requested Special Meeting; provided, however, that the date of any such Shareholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from shareholders holding the Requisite Percentage are delivered to the President (and are not revoked). Notwithstanding anything in these Restated Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Shareholder Requested Special Meeting.

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(h) In connection with a Shareholder Requested Special Meeting called in accordance with this Section 2.2, the shareholders of record who requested that the Board fix a Requested Record Date in accordance with Section 2.2(b) or the shareholders who delivered a Special Meeting Request to the President in accordance with this Section 2.2 shall further update the information previously provided to the corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 2.2 shall be true and correct as of the record date for determining the shareholders entitled to vote at the Shareholder Requested Special Meeting and as of the date that is ten (10) business days prior to the Shareholder Requested Special Meeting or any adjournment or postponement thereof. Such update shall (i) be delivered to, or mailed and received by, the President at the principal executive office of the corporation not later than the close of business five (5) business days after the record date for determining the shareholders entitled to vote at the Shareholder Requested Special Meeting (in the case of the update required to be made as of such record date) and not later than the close of business seven (7) business days prior to the date for the Shareholder Requested Special Meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Shareholder Requested Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the Shareholder Requested Special Meeting or any adjournment or postponement thereof), (ii) be made only to the extent that information has changed since such shareholders’ prior submission and (iii) clearly identify the information that has changed since such shareholders’ prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by any of such shareholders and shall not extend the time period for the delivery of information pursuant to this Section 2.2.

(i) If any information submitted pursuant to this Section 2.2 by any shareholder proposing business for consideration or individuals to nominate for election or reelection as a director at a special meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with these Restated Bylaws. Any such shareholder shall notify the President in writing at the principal executive offices of the corporation of any inaccuracy or change in any such information within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such shareholder. Upon written request of the President, the Board of Directors or a duly authorized committee thereof, any such shareholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.2 and (B) a written affirmation of any information submitted by the shareholder pursuant to this Section 2.2 as of an earlier date. If a shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.2.

(j) Notwithstanding anything in these Restated Bylaws to the contrary, the (i) President shall not be required to call a special meeting except in accordance with this Section 2.2. If the Board of Directors determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2.2, or determines that the shareholders of record requesting that the Board of Directors fix such Requested Record Date or shareholders making the Special Meeting Request have not otherwise complied with this Section 2.2, then the Board of Directors shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting. In addition to the requirements of this Section 2.2, each Meeting Requesting Person and shareholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting.

2.3. Place of Meetings; Remote Communication. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors. In lieu of holding a meeting of shareholders at a designated place, the Board of Directors may determine that any meeting of shareholders may be held solely by means of remote communication. Shareholders and proxyholders that are not physically present for a meeting of shareholders may participate in the meeting, be deemed present in person, and vote if the Board of Directors authorizes participation by remote communication. Participation by remote communication is subject to guidelines and procedures that the Board of Directors adopts. Before the Board of Directors may authorize shareholders or proxyholders to participate by remote communication in a meeting of shareholders, the corporation shall implement measures to (a) verify that a person that is participating in the meeting by remote communication is a shareholder or proxyholder, and (b) ensure that a shareholder or proxyholder may participate by remote communication in an effective manner. The corporation shall maintain a record of the vote or other action of a shareholder or proxyholder that participates in a meeting of shareholders by remote communication.

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2.4. Notice of Meetings. Written notice stating the date, time, and place of the meeting, and, in the case of a meeting to be held solely or partially by remote communication, the means of remote communication authorized by the Board of Directors for participation in such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder’s address shown in the corporation’s current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

2.5. Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation, or these Restated Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.6. Record Date.

(a) For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or to take any other action, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c) If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

2.7. Shareholders’ List for Meeting. After the record date for a shareholders’ meeting is fixed by the Board of Directors, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

2.8. Quorum; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.

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2.9. Voting Requirements; Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Articles of Incorporation. No cumulative voting for directors shall be permitted unless the Articles of Incorporation so provide. Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes for filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

2.10. Voting; Proxies.

(a) A shareholder may vote shares in person, by means of remote communication at a meeting held solely or partially by remote communication, or by proxy by signing an appointment, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

(b) Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.

(c) The death or incapacity of a shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.11. Corporation’s Acceptance of Votes.

(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

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(v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

(c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

(e) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this provision shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

2.12. Notice of Business to be Conducted at Meeting.

(a) Annual Meetings of Shareholders. Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the shareholders may be made at an annual meeting of shareholders only: (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) as otherwise properly brought before such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any shareholder of the corporation who (A) is a shareholder of record at the time of the giving of the notice provided for in this Section 2.12 through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 2.12. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations, or to propose any other business (other than a proposal included in the corporation’s proxy materials pursuant to and in compliance with Rule 14a‑8 under the Exchange Act at an annual meeting of shareholders).

(b) Timing of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.12(a)(iii) above, the shareholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for shareholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the corporation not later than the Close of Business (as defined below) on the ninetieth (90th) day, or earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a shareholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure (as defined below) of the date of the meeting is first made by the corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(c) Form of Notice. To be in proper written form, the notice of any shareholder giving notice under this Section 2.12 (each, a “Noticing Party”) must set forth:

(i) as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:

(A) the name, age, business address and residential address of such Proposed Nominee;

(B) the principal occupation and employment of such Proposed Nominee;

(C) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);

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(D) a written representation and agreement completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (III) will, if elected as a director of the corporation, comply with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the Restated Articles of Incorporation, these Restated Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates (as defined below), on the one hand, and any Noticing Party or any Shareholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S‑K as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(F) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the corporation or any of its subsidiaries; and

(G) all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

(ii) as to any other business that such Noticing Party proposes to bring before the meeting:

(A) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Restated Articles of Incorporation or these Restated Bylaws, the text of the proposed amendment); and

(C) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Shareholder Associated Person pursuant to the Proxy Rules; and

(iii) as to such Noticing Party and each Shareholder Associated Person:

(A) the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the corporation’s books and records);

(B) the class, series and number of shares of each class or series of capital stock (if any) of the corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Shareholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;

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(C) the name of each nominee holder for, and number of, any securities of the corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;

(D) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation (any of the foregoing, a “Derivative Instrument”);

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such Noticing Party or any Shareholder Associated Person in the corporation or any affiliate thereof, other than an interest arising from the ownership of corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Shareholder Associated Persons or (II) between or among such Noticing Party or any Shareholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Noticing Party or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, written or oral, that such Noticing Party or any Shareholder Associated Person has with any shareholder of the corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the corporation at any meeting of the corporation’s shareholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person;

(G) any rights to dividends on the shares of the corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the corporation;

(H) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation held by such Noticing Party or any Shareholder Associated Person;

(J) any direct or indirect interest of such Noticing Party or any Shareholder Associated Person in any agreement, arrangement or understanding with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(K) a statement as to whether such Noticing Party or any Shareholder Associated Person is or has been, within the past three years, an officer or director of a competitor of the corporation, within the scope of Section 8 of the Clayton Antitrust Act of 1914, as amended (the “Clayton Act”), and a description of any interest in or relationship between such Noticing Party or any Shareholder Associated Person and any competitor of the corporation that could cause the corporation to fail to comply with Section 8 of the Clayton Act if such Noticing Party or any Shareholder Associated Person were a director or officer of the corporation;

(L) a description of any material interest of such Noticing Party or any Shareholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

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(M) a representation that (I) neither such Noticing Party nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (II) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.12;

(N) a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the corporation’s securities or any Derivative Instruments, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled;

(O) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d‑1(a) under the Exchange Act or an amendment pursuant to Rule 13d‑2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Shareholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

(P) a certification that such Noticing Party and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the corporation and such Noticing Party’s or Shareholder Associated Person’s acts or omissions as a shareholder of the corporation, if such Shareholder Associated Person is or has been a shareholder of the corporation;

(Q) (I) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (II) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; and

(R) all other information relating to such Noticing Party or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (R) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these Restated Bylaws on behalf of a beneficial owner.

(iv) a representation that such Noticing Party intends to appear in person or cause a Qualified Representative (as defined below) of such Noticing Party to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;

(v) a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Shareholder Associated Person is a party or participant involving or relating to the corporation or, to such Noticing Party’s knowledge, any current or former officer, director or affiliate of the corporation;

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(vi) identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

(vii) a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a‑19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a‑1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 2.12, the corporation may require any Noticing Party to furnish such other information as the corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the corporation. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following such request.

(e) General.

(i) No person shall be eligible for election as a director of the corporation unless the person is nominated by a shareholder in accordance with the procedures set forth in this Section 2.12 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of shareholders of the corporation except pursuant to Rule 14a‑8 under the Exchange Act and business brought by a shareholder in accordance with the procedures set forth in this Section 2.12 or by the Board of Directors. The number of nominees a shareholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time period set forth in Section 2.12(b). Except as otherwise provided by law, the chairperson of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Restated Bylaws, and, if the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the corporation.

(ii) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.12, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the corporation (x) not later than the Close of Business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.12(e)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.12 and shall not extend the time period for the delivery of notice pursuant to this Section 2.12. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.12.

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(iii) If any information submitted pursuant to this Section 2.12 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.12. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.12 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.12(c)(vii)(A)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.12 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.12 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12.

(iv) Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a‑19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a‑19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a‑19(a)(2) or Rule 14a‑19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a‑19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a‑19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the corporation’s knowledge based on information provided pursuant to Rule 14a‑19 under the Exchange Act or these Restated Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a‑19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a‑19(a)(2) and Rule 14a‑19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the corporation). Upon request by the corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a‑19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a‑19(a)(3) under the Exchange Act have been satisfied.

(v) In addition to complying with the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act, (B) shareholders to request inclusion of nominees in the corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Restated Articles of Incorporation.

(vi) Any written notice, supplement, update or other information required to be delivered by a shareholder to the corporation pursuant to this Section 2.12 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices.

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(vii) For purposes of these Restated Bylaws, (A) “affiliate” shall have the meaning set forth in Rule 12b‑2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (E) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and (F) “Shareholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (II) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to the stock of the corporation, (IV) any affiliate of such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person, (V) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (VI) any participant (as defined in paragraphs (a)(ii) (vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to any proposed business or nominations, as applicable, (VII) any beneficial owner of shares of stock of the corporation owned of record by such Noticing Party or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (VIII) any Proposed Nominee.

2.13. Organization and Conduct of Meetings. The Chairperson of the Board of Directors, or in his or her absence, the President, shall act as chairperson of meetings of shareholders of the corporation. The Board of Directors may also designate any director or officer of the corporation to act as chairperson of any meeting in the absence of the Chairperson of the Board of Directors and the President, and only the Board of Directors may further provide for determining who shall act as chairperson of any meeting of shareholders in the absence of the Chairperson of the Board of Directors and the President. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairperson of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, whether or not a quorum is present, and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chairperson of a shareholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business (including any nomination) was not properly brought before the meeting, and, if the chairperson (or the Board of Directors in advance of any meeting) should so determine, the chairperson (or the Board of Directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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2.14. Exchange Act Compliance. Notwithstanding anything in these Restated Bylaws to the contrary, without limiting the provisions of Section 2.12 (Notice of Business to be Conducted), a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters to be brought before a meeting of the shareholders, it being understood that any references in these Restated Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to proposals and nominations to be considered pursuant to Section 2.12 (Notice of Business to be Conducted) of these Restated Bylaws, and compliance with Section 2.12 (Notice of Business to be Conducted) means for a shareholder to make nominations or submit other business. Notwithstanding anything to the contrary in Section 2.12 of these Restated Bylaws, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to Section 2.12 will be deemed to be satisfied by a shareholder if (1) such shareholder has submitted a proposal to the corporation in compliance with Rule 14a‑8 under the 1934 Act; and (2) such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of shareholders. Subject to Rule 14a‑8 and other applicable rules and regulations under the 1934 Act, nothing in these Restated Bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or any other business proposal.

ARTICLE III

BOARD OF DIRECTORS

3.1. Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

3.2. Number and Qualification. As set forth in the Restated Articles of Incorporation, the number of directors of the corporation shall be not less than six or more than nine, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, each class of directors elected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors. Directors need not be residents of the State of Oregon or shareholders of the corporation.

3.3. Chairperson of the Board of Directors. The directors may elect a director to serve as Chairperson of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.

3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

3.5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

3.6. Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, facsimile, e-mail, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If mailed, notice shall be deemed to be given upon deposit in the United States mail. Notice by all other means shall be deemed effective when received by or on behalf of the director. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7. Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation, or these Restated Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.

3.8. Quorum. A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

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3.9. Manner of Acting.

(a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Restated Bylaws.

(b) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(c) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

3.10. Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

3.11. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

3.13. Director Conflict of Interest.

(a) A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; or the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or the transaction is fair to the corporation.

(b) A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.

(c) A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.

(d) A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

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3.14. Removal. All or any number of the directors of the corporation may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of 75 percent of the votes then entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

3.15. Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the corporation. Such resignation shall be effective at the earliest of the following, unless the notice specifies a later effective date, (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

3.16. Electronic Transmission. When used in Article III of these Bylaws, the terms “written” and “in writing” shall include any electronic transmission, including without limitation any facsimile, e-mail, telegraph, or teletype communication.

ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

4.1. Designation of Executive Committee. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Articles of Incorporation or these Restated Bylaws.

4.2. Powers of Executive Committee. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors with respect to the following matters: authorizing distributions; approving or proposing to the shareholders actions that are required to be approved by the shareholders under the Articles of Incorporation or these Restated Bylaws or by law; filling vacancies on the Board of Directors or any committee thereof; amending the Articles of Incorporation; adopting, amending, or repealing bylaws; approving a plan of merger not requiring shareholder approval; authorizing or approving a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; authorizing or approving the issuance or sale or contract for sale of shares or determining the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the Board of Directors.

4.3. Procedures; Meetings; Quorum.

(a) The Board of Directors shall appoint a chairperson from among the members of the executive committee, if any, and shall appoint a secretary who may, but need not, be a member of the executive committee. The chairperson shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings, which shall be filed with the minutes of the corporation.

(b) Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these Restated Bylaws for special meetings of the Board of Directors.

(c) Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the executive committee. Members of the executive committee may hold a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting.

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(d) Any action that is required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the executive committee. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the members of the executive committee, shall be filed with the minutes of the corporation.

(e) The Board of Directors may approve a reasonable fee for the members of the executive committee as compensation for attendance at meetings of the executive committee.

4.4. Other Committees. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Articles of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Such additional committee or committees shall not have the powers proscribed in Section 4.2.

ARTICLE V

OFFICERS

5.1. Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

5.2. Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders, or at such other time as the Board of Directors shall determine. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation, or removal.

5.3. Qualification. An officer need not be a director, shareholder, or a resident of the State of Oregon.

5.4. Resignation and Removal. An officer may resign at any time by delivering notice of such resignation to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

5.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

5.6. President. The President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.

5.7. Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

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5.8. Secretary. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.7 above, the Secretary shall make such succession.

5.9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

ARTICLE VI

ISSUANCE OF SHARES

6.1. Certificates for Shares.

(a) Certificates representing shares of the corporation shall be in any form determined by the Board of Directors consistent with the Oregon Business Corporation Act and these Bylaws; provided that any shares of the corporation may be uncertificated, whether upon original issuance, reissuance or subsequent transfer. Shares represented by certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the corporation, if any, or a facsimile thereof. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of certificated shares shall be identical.

(b) Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, these Bylaws, applicable securities laws, agreements among or between shareholders, or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

6.2. Transfer of Shares. A transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares or upon proper instruction from the holder of uncertificated shares. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation.

6.4. Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

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ARTICLE VII

CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

7.1. Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3. Checks; Drafts. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1. Seal. The Board of Directors from time to time may provide for a seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.”

8.2. Severability. Any determination that any provision of these Restated Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Restated Bylaws.

ARTICLE IX

AMENDMENTS

These Restated Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

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